MANNING ELLIOTT   11th Floor, 1050 West Pender Street, Vancouver,
BC, Canada V6E 3S7 CHARTERED ACCOUNTANTS Phone 604.714.3600 Fax: 604.714.3669 Web:manningelliott.com

Consent of Independent Auditors

We consent to the use of our report dated July 11, 2002 on the consolidated financial statements of LinuxWizardry Systems, Inc. for the year ended February 29, 2002 that are included in the Form 20FR12G, which is included, by reference in the Company's Form S-8.

Manning Elliott, Chartered Accountants

/s/ Manning Elliott
Vancouver, Canada
April 23, 2003